DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2014

- Domestic System-Wide Same-Store Sales Increases 2.4% with Company Same-Store Sales Growing 4.1% -
- Generated $12.8 million of Free Cash Flow* and Repurchased 1.2 Million Shares -
- Raises 2014 Annual Guidance -

SPARTANBURG, S.C., October 27, 2014 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its third quarter ended September 24, 2014.

Third Quarter Summary

•	Domestic system-wide same-store sales increased 2.4%, comprised of a 4.1% increase at company restaurants and 2.1% increase at domestic franchised restaurants.

•	Opened nine franchised restaurants including one non-traditional and two international locations.

•	Completed 35 remodels including five at company restaurants.

•	Adjusted EBITDA* of $20.6 million, or 17.6% of total operating revenue, increased $1.4 million compared with the prior year quarter.

•	Net Income of $8.3 million, or $0.10 per diluted share, increased 18.7% compared with the prior year.

•	Adjusted Net Income per Share* of $0.10 increased 29.2% compared with the prior year quarter.

•	Generated $12.8 million of Free Cash Flow* after remodel investments at company restaurants.

•	Repurchased 1.2 million shares for $8.0 million with 4.3 million authorized shares remaining.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges and gains on sales of assets and other. Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

John Miller, President and Chief Executive Officer, stated, “We are pleased to achieve our strongest quarter of system-wide same-store sales in the last two and a half years. In addition, our company restaurants achieved the highest quarterly same-store sales increase in the last eight years. Given the strength of our results and the solid start to the fourth quarter, we are positioned to produce our highest annual system-wide same-store sales growth since 2006. Our brand revitalization continues to drive improvements in our menu, service and atmosphere as we evolve the business to meet the expectations of our guests. The impact of our newly launched Heritage remodel program contributed to our company restaurants ability to grow sustainable same-store guest traffic for a third consecutive quarter. As we look to the balance of the year, we remain focused on driving long-term shareholder value through our brand revitalization strategy and are energized about growing the Denny's brand.”

Third Quarter Results

Denny’s total operating revenue, including company restaurant sales and franchise and license revenue, was $117.0 million resulting from a reduction in company restaurant sales offset by higher franchise and license revenue. Franchise and license revenue was $34.2 million compared with $33.9 million due to an increase in royalty revenue resulting from the increase in same-store sales and twelve additional equivalent franchised restaurants, partially offset by a decrease in occupancy revenue. Company restaurant sales were $82.8 million compared with $83.4 million due to four fewer equivalent company restaurants. The reduction in equivalent company restaurants includes the impact of the previously announced temporary closure for the reconstruction of the highest volume restaurant located in Las Vegas and temporary closures for remodeling restaurants. The decrease in company restaurant sales was partially offset by a 4.1% increase in same-store sales during the quarter.
Denny’s opened nine franchised restaurants in the third quarter of this year, including two international locations and one non-traditional location. Denny's closed thirteen franchised restaurants bringing the total restaurant count to 1,689, comprised of 160 company restaurants and 1,529 franchised restaurants.
Franchise operating margin was $22.9 million, or 66.9% of franchise and license revenue, an increase of 1.1 percentage points. This improvement was primarily due to an increase in royalties. Company restaurant operating margin of $11.0 million, or 13.3% of company restaurant sales, increased 1.0 percentage point. The increase in company margin was primarily driven by a reduction in payroll and benefits and product costs, which were partially offset by an increase in other operating costs and the previously mentioned temporary restaurant closure in Las Vegas. In the third quarter of 2013, this high volume restaurant generated pre-tax operating income of $0.7 million on sales of $2.1 million.

Total general and administrative expenses of $13.4 million improved by $0.3 million compared to the prior year. Depreciation and amortization expense of $5.2 million was flat to the prior year. Net operating gains, losses and other charges, which include restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, increased $0.4 million in the quarter. Interest expense of $2.3 million decreased $0.2 million primarily due to the expiration of capital leases. In the third quarter, the provision for income taxes was $4.1 million, reflecting an effective tax rate of 33.0%. Due to the use of net operating loss and tax credit carryforwards, the Company paid $1.4 million in cash taxes during the third quarter.

Denny's third quarter net income of $8.3 million, or $0.10 per diluted share, increased 18.7% compared to prior year quarter net income of $7.0 million, or $0.08 per diluted share. Adjusted net income* of $8.5 million grew 22.2% compared to prior year quarter adjusted net income* of $7.0 million. Adjusted Net Income per Share* of $0.10 increased 29.2% compared with the prior year quarter Adjusted Net Income per Share* of $0.08.

Denny’s generated $12.8 million of Free Cash Flow* in the third quarter, after spending $4.4 million on capital expenditures, including five remodels at company restaurants. During the quarter, the Company repurchased 1.2 million shares for $8.0 million. At the end of the third quarter, the Company had 4.3 million shares under the current authorized share repurchase program remaining to be purchased. Denny’s ended the third quarter with $171.7 million of total debt outstanding, including $97.0 million of borrowings under the revolving line of credit and $55.5 million of term loan debt outstanding.

Business Outlook

Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, “We are pleased with our ability to grow our earnings per share as we overcame the temporary closing of our highest volume restaurant. The revitalization of our highly franchised business has enabled us to grow profitability while generating significant Free Cash Flow* to support reinvestment in the brand and our company restaurants, as well as return value to our shareholders. The Company has repurchased 20.7 million shares since initiating its share repurchase strategy in November 2010. We look forward to continuing to accelerate remodels in our company restaurants as well as reopening our highest volume restaurant on the Las Vegas Strip. Due to our strong performance, we are raising our annual guidance again for company same-store sales and Adjusted EBITDA. ”

Key considerations impacting the Company’s outlook for 2014 include:

•	53 operating weeks (14 in the fourth quarter) compared to 52 operating weeks in 2013.

•
The highest volume company operated restaurant, located on the Las Vegas Strip, is closed for reconstruction and is expected to reopen by the end of 2014. During the year ended ended December 25, 2013, this restaurant generated $7.9 million of sales and $2.9 million of pre-tax operating income.

Based on year-to-date results and management’s expectations at this time, Denny’s is updating the Company's financial guidance for full year 2014, including increasing expectations for Company Same-Store Sales and Adjusted EBITDA*, in addition to updating expectations for other selected components.

Component	Full Year 2014 Guidance
	Previous**	Current
Domestic Franchise Same-Store Sales	1.0% to 2.0%	1.5% to 2.0%
Company Same-Store Sales	2.5% to 3.5%	3.5% to 4.0%
New Restaurant Openings	40 - 45 (All Franchised)	Low End of Range
Net Restaurant Growth	5 - 15	Low End of Range
Total General and Administrative Expenses (includes Share-Based Compensation)	$56M to $58M	No Change
Adjusted EBITDA*	$78M to $80M	$79M to $81M
Cash Capital Expenditures	$20M to $22M	$21M to $22M
Depreciation and Amortization Expense	$20.5M to $21.5M	No Change
Interest Expense, net	$9.0M to $9.5M	No Change
Effective Income Tax Rate (Cash Taxes)	34% to 38% ($3.5M to $4.5M)	34% to 36% ($3.5M to $4.5M)
Free Cash Flow*	$45M to $48M	$46M to $48M

*	Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

**	As announced in Second Quarter 2014 Earnings Release on July 28, 2014.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the third quarter ended September 24, 2014 on its quarterly investor conference call today, Monday, October 27, 2014 at 4:30 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. Denny’s currently has 1,689 franchised, licensed, and company restaurants around the world with combined sales of $2.5 billion including 1,586 restaurants in the United States and 103 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic, El Salvador, Chile and New Zealand. As of September 24, 2014, 1,529 of Denny’s restaurants were franchised and 160 restaurants were company operated. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives; advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2013 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz DiTrapano, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	9/24/2014	12/25/2013
Assets
Current assets
Cash and cash equivalents	$1,450	$2,943
Receivables	14,759	17,321
Current deferred tax asset	22,021	23,264
Other current assets	9,072	10,298
Total current assets	47,302	53,826
Property, net	109,268	105,620
Goodwill	31,451	31,451
Intangible assets, net	46,683	47,925
Noncurrent deferred tax asset	21,604	28,290
Other noncurrent assets	27,971	28,665
Total assets	$284,279	$295,777

Liabilities
Current liabilities
Current maturities of long-term debt	$3,750	$3,000
Current maturities of capital lease obligations	3,802	4,150
Accounts payable	16,408	14,237
Other current liabilities	50,220	52,698
Total current liabilities	74,180	74,085
Long-term liabilities
Long-term debt, less current maturities	148,750	150,000
Capital lease obligations, less current maturities	15,422	15,923
Other	43,500	47,338
Total long-term liabilities	207,672	213,261
Total liabilities	281,852	287,346

Shareholders' equity
Common stock	1,055	1,050
Paid-in capital	570,705	567,505
Deficit	(447,899)	(470,946)
Accumulated other comprehensive loss, net of tax	(17,138)	(16,842)
Treasury stock	(104,296)	(72,336)
Total shareholders' equity	2,427	8,431
Total liabilities and shareholders' equity	$284,279	$295,777

Debt Balances
(In thousands)	9/24/2014	12/25/2013
Credit facility term loan and revolver due 2018	$152,500	$153,000
Capital leases	19,224	20,073
Total debt	$171,724	$173,073

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	9/24/2014	9/25/2013
Revenue:
Company restaurant sales	$82,827	$83,371
Franchise and license revenue	34,205	33,904
Total operating revenue	117,032	117,275
Costs of company restaurant sales	71,803	73,088
Costs of franchise and license revenue	11,309	11,599
General and administrative expenses	13,439	13,704
Depreciation and amortization	5,185	5,198
Operating (gains), losses and other charges, net	587	161
Total operating costs and expenses, net	102,323	103,750
Operating income	14,709	13,525
Interest expense, net	2,284	2,452
Other nonoperating income, net	(33)	(276)
Net income before income taxes	12,458	11,349
Provision for income taxes	4,115	4,318
Net income	$8,343	$7,031

Basic net income per share	$0.10	$0.08
Diluted net income per share	$0.10	$0.08

Basic weighted average shares outstanding	85,061	90,035
Diluted weighted average shares outstanding	86,983	91,967

Comprehensive income	$8,643	$6,574

General and Administrative Expenses	Quarter Ended
(In thousands)	9/24/2014	9/25/2013
Share-based compensation	$649	$1,053
Other general and administrative expenses	12,790	12,651
Total general and administrative expenses	$13,439	$13,704

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Quarters Ended
(In thousands, except per share amounts)	9/24/2014	9/25/2013
Revenue:
Company restaurant sales	$243,269	$247,242
Franchise and license revenue	100,297	101,094
Total operating revenue	343,566	348,336
Costs of company restaurant sales	211,625	213,659
Costs of franchise and license revenue	32,639	34,586
General and administrative expenses	41,623	42,948
Depreciation and amortization	15,704	15,774
Operating (gains), losses and other charges, net	1,049	1,779
Total operating costs and expenses, net	302,640	308,746
Operating income	40,926	39,590
Interest expense, net	6,880	7,800
Other nonoperating (income) expense, net	(465)	1,056
Net income before income taxes	34,511	30,734
Provision for income taxes	11,464	10,424
Net income	$23,047	$20,310

Basic net income per share	$0.27	$0.22
Diluted net income per share	$0.26	$0.22

Basic weighted average shares outstanding	86,882	91,348
Diluted weighted average shares outstanding	88,844	93,377

Comprehensive income	$22,751	$22,702

General and Administrative Expenses	Three Quarters Ended
(In thousands)	9/24/2014	9/25/2013
Share-based compensation	$2,993	$3,434
Other general and administrative expenses	38,630	39,514
Total general and administrative expenses	$41,623	$42,948

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow, and Net Income Reconciliations
(Unaudited)

Income, EBITDA and Free Cash Flow Reconciliation	Quarter Ended		Three Quarters Ended
(In thousands)	9/24/2014	9/25/2013	9/24/2014	9/25/2013
Net income	$8,343	$7,031	$23,047	$20,310
Provision for income taxes	4,115	4,318	11,464	10,424
Operating (gains), losses and other charges, net	587	161	1,049	1,779
Other nonoperating (income) expense, net	(33)	(276)	(465)	1,056
Share-based compensation	649	1,053	2,993	3,434
Adjusted Income Before Taxes (1)	$13,661	$12,287	$38,088	$37,003

Interest expense, net	2,284	2,452	6,880	7,800
Depreciation and amortization	5,185	5,198	15,704	15,774
Cash payments for restructuring charges and exit costs	(541)	(771)	(1,557)	(2,168)
Cash payments for share-based compensation	—	—	(1,083)	(900)
Adjusted EBITDA (1)	$20,589	$19,166	$58,032	$57,509

Cash interest expense, net	(2,028)	(2,156)	(6,090)	(6,890)
Cash paid for income taxes, net	(1,430)	(496)	(3,070)	(1,831)
Cash paid for capital expenditures	(4,354)	(4,897)	(17,880)	(13,441)
Free Cash Flow (1)	$12,777	$11,617	$30,992	$35,347

Net Income Reconciliation	Quarter Ended		Quarter Ended
(In thousands)	9/24/2014	9/25/2013	9/24/2014	9/25/2013
Net income	$8,343	$7,031	$23,047	$20,310
(Gains) losses on sales of assets and other, net	(33)	(68)	(74)	(83)
Impairment charges	320	—	348	857
Loss on debt refinancing	—	—	—	1,187
Tax effect (2)	(95)	23	(91)	(665)
Adjusted Net Income (1)	$8,535	$6,986	$23,230	$21,606

Diluted weighted-average shares outstanding	86,983	91,967	88,844	93,377

Adjusted Net Income Per Share (1)	$0.10	$0.08	$0.26	$0.23

(1)
The Company believes that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate its ability to service debt because the excluded charges do not have an impact on its prospective debt servicing capability and these adjustments are contemplated in its credit facility for the computation of its debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

(2)
Tax adjustments for the three and nine months ended September 24, 2014 are calculated using the Company's year-to-date effective tax rate of 33.2%. Tax adjustments for the three and nine months ended September 25, 2013 are calculated using the Company's year-to-date effective tax rate of 33.9%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	9/24/2014		9/25/2013
Company restaurant operations: (1)
Company restaurant sales	$82,827	100.0%	$83,371	100.0%
Costs of company restaurant sales:
Product costs	21,364	25.8%	21,722	26.1%
Payroll and benefits	32,507	39.2%	33,746	40.5%
Occupancy	5,418	6.5%	5,598	6.7%
Other operating costs:
Utilities	3,728	4.5%	3,592	4.3%
Repairs and maintenance	1,496	1.8%	1,550	1.9%
Marketing	3,141	3.8%	3,116	3.7%
Legal settlements	454	0.5%	157	0.2%
Other	3,695	4.5%	3,607	4.3%
Total costs of company restaurant sales	$71,803	86.7%	$73,088	87.7%
Company restaurant operating margin (2)	$11,024	13.3%	$10,283	12.3%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$22,705	66.4%	$21,777	64.2%
Initial fees	391	1.1%	434	1.3%
Occupancy revenue	11,109	32.5%	11,693	34.5%
Total franchise and license revenue	$34,205	100.0%	$33,904	100.0%

Costs of franchise and license revenue:
Occupancy costs	$8,292	24.3%	$8,616	25.4%
Other direct costs	3,017	8.8%	2,983	8.8%
Total costs of franchise and license revenue	$11,309	33.1%	$11,599	34.2%
Franchise operating margin (2)	$22,896	66.9%	$22,305	65.8%

Total operating revenue (4)	$117,032	100.0%	$117,275	100.0%
Total costs of operating revenue (4)	83,112	71.0%	84,687	72.2%
Total operating margin (4)(2)	$33,920	29.0%	$32,588	27.8%

Other operating expenses: (4)(2)
General and administrative expenses	$13,439	11.5%	$13,704	11.7%
Depreciation and amortization	5,185	4.4%	5,198	4.4%
Operating gains, losses and other charges, net	587	0.5%	161	0.1%
Total other operating expenses	$19,211	16.4%	$19,063	16.3%

Operating income (4)	$14,709	12.6%	$13,525	11.5%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
(In thousands)	9/24/2014		9/25/2013
Company restaurant operations: (1)
Company restaurant sales	$243,269	100.0%	$247,242	100.0%
Costs of company restaurant sales:
Product costs	63,274	26.0%	64,270	26.0%
Payroll and benefits	97,584	40.1%	98,512	39.8%
Occupancy	15,445	6.3%	16,339	6.6%
Other operating costs:
Utilities	10,385	4.3%	9,897	4.0%
Repairs and maintenance	4,428	1.8%	4,423	1.8%
Marketing	9,003	3.7%	9,245	3.7%
Legal settlements	708	0.3%	671	0.3%
Other	10,798	4.4%	10,302	4.2%
Total costs of company restaurant sales	$211,625	87.0%	$213,659	86.4%
Company restaurant operating margin (2)	$31,644	13.0%	$33,583	13.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$66,311	66.1%	$64,205	63.5%
Initial fees	840	0.9%	1,164	1.2%
Occupancy revenue	33,146	33.0%	35,725	35.3%
Total franchise and license revenue	$100,297	100.0%	$101,094	100.0%

Costs of franchise and license revenue:
Occupancy costs	$24,773	24.7%	$26,235	25.9%
Other direct costs	7,866	7.8%	8,351	8.3%
Total costs of franchise and license revenue	$32,639	32.5%	$34,586	34.2%
Franchise operating margin (2)	$67,658	67.5%	$66,508	65.8%

Total operating revenue (4)	$343,566	100.0%	$348,336	100.0%
Total costs of operating revenue (4)	244,264	71.1%	248,245	71.3%
Total operating margin (4)(2)	$99,302	28.9%	$100,091	28.7%

Other operating expenses: (4)(2)
General and administrative expenses	$41,623	12.1%	$42,948	12.3%
Depreciation and amortization	15,704	4.6%	15,774	4.5%
Operating gains, losses and other charges, net	1,049	0.3%	1,779	0.5%
Total other operating expenses	$58,376	17.0%	$60,501	17.4%

Operating income (4)	$40,926	11.9%	$39,590	11.4%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Three Quarters Ended
(increase / (decrease) vs. prior year)	9/24/2014	9/25/2013	9/24/2014	9/25/2013
Company Restaurants	4.1%	0.7%	3.7%	(0.4)%
Domestic Franchised Restaurants	2.1%	1.3%	1.8%	0.5%
Domestic System-wide Restaurants	2.4%	1.2%	2.0%	0.4%
System-wide Restaurants	2.4%	1.0%	1.8%	0.3%

Average Unit Sales	Quarter Ended		Three Quarters Ended
(In thousands)	9/24/2014	9/25/2013	9/24/2014	9/25/2013
Company Restaurants	$519	$510	$1,528	$1,509
Franchised Restaurants	$375	$365	$1,097	$1,073

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 6/25/14	160	1,533	1,693
Units Opened	—	9	9
Units Closed	—	(13)	(13)
Net Change	—	(4)	(4)
Ending Units 9/24/14	160	1,529	1,689

Equivalent Units
Third Quarter 2014	159	1,532	1,691
Third Quarter 2013	163	1,520	1,683
	(4)	12	8

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 12/25/13	163	1,537	1,700
Units Opened	—	16	16
Units Closed	(3)	(24)	(27)
Net Change	(3)	(8)	(11)
Ending Units 9/24/14	160	1,529	1,689

Equivalent Units
Year-to-Date 2014	159	1,534	1,693
Year-to-Date 2013	164	1,524	1,688
	(5)	10	5